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                                                                    Exhibit 10.5


                        SECOND AMENDED AND RESTATED NOTE

$6,000,000                                                Boston, Massachusetts
                                                          July 26, 1996

         FOR VALUE RECEIVED, Alkermes, Inc. a Pennsylvania corporation and its wholly owned subsidiary Alkermes Investments, Inc., a Delaware corporation, (together, "Makers") hereby promise to pay, jointly and severally, to the order of The Sumitomo Bank, Limited, a Japanese banking corporation ("Bank"), without counterclaim, offset or deduction, the principal sum of SIX MILLION DOLLARS ($6,000,000), with interest, as specified in the Amended Loan Agreement (as defined below). Each payment of principal shall first be applied to any outstanding principal under the First Tranche until such loan is paid in full, and then any remaining amount shall be applied to the principal outstanding under the Second Tranche.

         Makers shall make all payments hereunder in lawful money of the United States and in immediately available funds to Bank's account by means of a wire transfer addressed as follows: The Sumitomo Bank, Limited, Chicago Branch, ABA 071001850, through the Federal Reserve Bank of Chicago, Reference: Alkermes, Inc.

         All agreements between Makers and Bank, whether now existing or hereafter arising, are hereby limited so that in no event shall the interest charged hereunder or agreed to be paid to Bank exceed the maximum amount permissible under applicable law. Bank shall be entitled to amortize, prorate and spread throughout the full term of this Note all interest paid or payable so that the interest paid does not exceed the maximum amount permitted by law.

         This Second Amended and Restated Note amends, restates and replaces in its entirety that certain Amended and Restated Note dated December 29, 1995 in the original principal amount of $6,000,000 issued by Makers in favor of The Daiwa Bank, Limited, which assigned its interest therein to Bank on February 2, 1996. This Second Amended and Restated Note is the Second Amended and Restated Note referred to in the Omnibus Amendment to Loan Documents dated as of the date hereof between Makers, Bank and the Sumitomo Bank of New York Trust Company, which amends that certain Loan Agreement, dated as of December 30, 1993, between Makers and Bank, as previously amended (as amended, modified and supplemented through and including the date hereof, including the amendments contained in Omnibus Amendment to Loan Documents, the "Amended Loan Agreement") and is subject to all of the terms and conditions, representations and warranties thereof, including the rights of prepayment and the rights of acceleration of maturity. Terms used herein have the meanings assigned to those terms in the Amended Loan Agreement, unless otherwise defined herein.
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         Makers shall pay all reasonable fees, costs and expenses, including reasonable attorneys' fees, incurred by Bank in the preparation and negotiation of this Second Amended and Restated Note and the Amended Loan Agreement and in the enforcement or attempt to enforce any of Makers' obligations hereunder not performed when due, whether or not any legal action is actually filed, litigated or prosecuted to judgment of award. This Second Amended and Restated Note shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

         Time is of the essence in the performance of the obligations evidenced by this Second Amended and Restated Note. All parties to this Second Amended and Restated Note waive presentment, notice of dishonor, protest and all other demands and notices.

         If this Second Amended and Restated Note is destroyed, lost or stolen, Makers shall deliver a new note to Bank on the same terms and conditions as this Note, with all appropriate schedules annexed thereto, in substitution of the prior Second Amended and Restated Note. Bank shall furnish to Makers reasonable evidence that the Second Amended and Restated Note was destroyed, lost or stolen and any security or indemnity that may be reasonably required by Makers in connection with the replacement of the Second Amended and Restated Note.

         Executed under seal as of the day and date referred to above.

                                                  ALKERMES, INC., a Pennsylvania
                                                  corporation


ATTEST:                                           By: /s/ Michael Landine
                                                      --------------------------

                                                  Name:  Michael J. Landine
Patricia L. Allen                                 Title:  Senior VP & CFO


                                                  ALKERMES INVESTMENTS, INC.,
                                                  a Delaware corporation


ATTEST:                                           By: /s/ Michael Landine
                                                      --------------------------

                                                  Name:  Michael J. Landine
Patricia L. Allen                                 Title:  VP & CFO



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